UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

ATVROCKN

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54739

Nevada	27-4594495
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1813 Winners Cup Dr., Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

(702) 334-4008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 15, 2012, ATVROCKN (the “Company”) agreed to issue 46,000,000 shares of its unregistered common stock to Mr. J. Chad Guidry, its sole officer/director in exchange for corporate advances he made to the Company since its inception on December 27, 2010 and for unpaid legal expenses he made on behalf of the Company. Since this is a considered an interested party transaction, under the Business Judgment Rule, Mr. J. Chad Guidry abstained from voting, and asked each of the Company’s two other shareholders to approve this proposal. The shareholders approved this corporate action. Therefore, the issuance of shares in exchange for debt and the payment of legal expenses was approved by the Company’s Board of Directors and all disinterested shareholders.

The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATVROCKN
Registrant

Date: June 19, 2012	By: /s/ J. Chad Guidry
J. Chad Guidry CEO/Director